EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for Its Third Quarter 2011 Earnings Release and Conference Call

-          Earnings Release Date – Wednesday, October 26, 2011, after 5:30 pm Central Time
-          Conference Call Date – Thursday, October 27, 2011, at 10:00 am Central Time

SPRINGFIELD, Mo., Oct. 3, 2011 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its third quarter 2011 results as Wednesday, October 26, 2011, with a conference call to follow on Thursday, October 27, 2011.

The Company's third quarter 2011 results will be released after 5:30 p.m. central time on Wednesday, October 26, 2011, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the third quarter of 2011 on Thursday, October 27, 2011, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call identification number is 10172367. A replay of the call will also be available on the Company's website following the conference call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Founded in 1957 by the O'Reilly family, the Company operated 3,657 stores in 39 states as of June 30, 2011.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT: Investor & Media Contacts
         Mark Merz (417) 829-5878